Exhibit 4.9

NINTH AMENDMENT TO CREDIT AGREEMENT

This NINTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of July 23, 2012 by and among CAMPING WORLD, INC., a Kentucky corporation, CWI, INC., a Kentucky corporation (collectively, the “Borrowers” and each, individually a “Borrower”), the Guarantors (as defined in the hereinafter-defined Credit Agreement), the Lenders (as defined in the hereinafter-defined Credit Agreement) party hereto, and SUNTRUST BANK, as the administrative agent (the “Administrative Agent”) in order to amend and modify certain terms of that certain Credit Agreement, dated as of March 1, 2010, by and among the Borrowers, the Guarantors, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).   Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The parties hereto agree that upon execution of this Amendment by the Borrowers, the Guarantors, the Administrative Agent and the Lenders, Section 8.9 of the Credit Agreement, Capital Expenditures, shall be hereby modified and amended by deleting such section in its entirety and inserting the following in lieu thereof:

“Capital Expenditures. The Borrower Parties and their Subsidiaries shall not make or incur in the aggregate any Capital Expenditures in excess of $5,000,000 in any fiscal year; provided, however, that Capital Expenditures may be incurred in excess of $5,000,000 if during such fiscal year (a) the holders of Camping World’s Equity Interests make a cash common equity contribution to Camping World in an amount at least equal to such excess, or (b) the Borrower Parties or their Subsidiaries receive proceeds from asset sales (other than inventory sold in the ordinary course of business) otherwise permitted hereunder in an amount at least equal to such excess. Notwithstanding anything to the contrary contained herein, the amount of any equity contribution applied against such excess Capital Expenditures pursuant to this Section 8.9, shall not be deemed an equity contribution for purposes of Section 8.8(c).”

Except in connection with the foregoing, this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders or any provision of the Loan Documents.  Except for the foregoing amendment, all Loan Documents shall remain unchanged and in full force and effect and the Borrowers and Guarantors hereby ratify and confirm their respective obligations thereunder.  This Amendment shall not constitute a course of dealing with the Administrative Agent or the Lenders at variance with the Loan Documents such as to require notice by the Administrative Agent or the Lenders for strict compliance with the terms thereof.

This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  Any signatures delivered by a party by electronic transmission shall be deemed an original signature hereto.  This Amendment and the other Loan Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and thereby. This

Amendment shall be governed by the laws of the State of Georgia, without regard to the conflict of laws principles thereof.  This Amendment shall be a Loan Document for all purposes.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWERS:	CAMPING WORLD, INC., a Kentucky corporation

	By:	/s/ Brent Moody
		Name:	Brent Moody
		Title:	Chief Administrative Officer
and Executive Vice President

CWI, INC., a Kentucky corporation

	By:	/s/ Brent Moody
		Name:	Brent Moody
		Title:	Chief Administrative Officer
and Executive Vice President

GUARANTORS:	CAMPING WORLD INSURANCE SERVICES OF KENTUCKY, INC., a Delaware corporation

	By:	/s/ Brent Moody
		Name:	Brent Moody
		Title:	Chief Administrative Officer
and Executive Vice President

CAMPING WORLD INSURANCE SERVICES OF NEVADA, INC., a Nevada corporation

	By:	/s/ Brent Moody
		Name:	Brent Moody
		Title:	Chief Administrative Officer
and Executive Vice President

CAMPING WORLD INSURANCE SERVICES OF TEXAS, INC., a Texas corporation

By:	/s/ Brent Moody
	Name:	Brent Moody
	Title:	Chief Administrative Officer
and Executive Vice President

CW MICHIGAN, INC., a Delaware corporation

By:	/s/ Brent Moody
	Name:	Brent Moody
	Title:	Chief Administrative Officer
and Executive Vice President

OUTDOOR BUYS, INC., a Kentucky corporation (formerly known as CAMPING REALTY, INC., a Kentucky corporation)

By:	/s/ Brent Moody
	Name:	Brent Moody
	Title:	Chief Administrative Officer
and Executive Vice President

CAMPING WORLD CARD SERVICES, INC., an Ohio corporation

By:	/s/ Brent Moody
	Name:	Brent Moody
	Title:	Chief Administrative Officer
and Executive Vice President

ADMINISTRATIVE AGENT
AND LENDERS:
SUNTRUST BANK, as the Administrative Agent and a Lender

	By:	/s/ Angele Leake
		Name:	Angela Leake
		Title:	Director